UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on December 20, 2009, Citadel Broadcasting Corporation (the “Company”), and certain of its subsidiaries (collectively the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code.

As previously disclosed, on February 3, 2010, the Debtors filed with the Court the Disclosure Statement for the Joint Plan of Reorganization of Citadel Broadcasting Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code and the Joint Plan of Reorganization of Citadel Broadcasting Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code.

As previously disclosed, on March 15, 2010, the Debtors filed with the Court the First Modified Disclosure Statement for the Joint Plan of Reorganization of Citadel Broadcasting Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) and the First Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “First Modified Plan”). Also on March 15, 2010, the Court approved the Disclosure Statement and authorized the Company to begin soliciting votes on the First Modified Plan.

On May 10, 2010, the Debtors filed the Second Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as modified, the “Plan”), reflecting certain technical, non-material modifications to the First Modified Plan.

Beginning on May 12, 2010 and continuing on May 17, 2010, the Court held a hearing and, on May 19, 2010, entered an order (the “Confirmation Order”), attached hereto as Exhibit 2.1, confirming the Plan. The following is a summary of the material features of the Plan, as confirmed by the Court. The following summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan, attached hereto as Exhibit 2.2. All capitalized terms not defined herein have the meaning ascribed to such terms in the Plan.

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The Debtors’ secured lenders (the “Lenders”), whose claims total $2,144,387,154.18, will receive on account of the secured portion of their claims a Pro Rata share of (i) a New Term Loan in the principal amount of $762.5 million, with a 5-year term and an interest rate of LIBOR + 800 (and a LIBOR floor of 3%); (ii) 90% of the new common stock (the “New Common Stock”) of the Company as reorganized under and pursuant to the Plan (the “Reorganized Company”) on and after the effective date of the Plan (the “Effective Date’), subject to dilution for distributions of New Common Stock under Reorganized Company’s Equity Incentive Program; and (iii) Cash in an amount, if any, by which the aggregate amount of the Debtors’ Unrestricted Cash on the Effective Date exceeds the sum of (X) $86,000,000 (representing the sum of (i) $36,000,000 payable to Class 4 and (ii) $50,000,000 (which is the amount of cash Reorganized Citadel will retain for normal operations) and (Y) the sum of estimated unpaid Fee Claims accrued as of the Effective Date; unpaid Cure Claims; accrued and unpaid Administrative Claims; fees payable in connection with the Debtors’ entry into the New Term Loan, including professional fees payable to professionals of non-Debtors in connection therewith; unpaid Priority Non-Tax Claims; unpaid Priority Tax Claims; the Subordinated Notes Indentures Trustee Fee and the 1.875% Subordinated Notes Paying Agent Fee (such amount to be distributed to the Lenders, if any, the “Excess Cash”).

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Holders of General Unsecured Claims, which the Debtors estimate to be approximately $358.5 million in the aggregate, including the Senior Credit Deficiency Claim in the stipulated amount of $267.2 million, will receive (i) a Pro Rata share of 10% of the New Common Stock (subject to dilution for distributions of New Common Stock under Reorganized Company’s Equity Incentive Program) and (ii) a Pro Rata share of $36 million in Cash.

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Shares of New Common Stock will be distributed pursuant to an allocation mechanism designed to ensure compliance with the attribution and foreign ownership rules and regulations of the Federal Communications Commission (detailed on Exhibit A to the Plan).

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As of March 19, 2010, there were 265,776,874 shares of common stock, $0.01 par value per share, outstanding. All of the outstanding shares of the Company’s common will be cancelled as of the Effective Date.

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Certain of the Debtors hold significant Intercompany Claims against other Debtors. Intercompany Claims arose from, among other things: payments made pursuant to the Senior Credit Agreement; the acquisition of radio stations; operating cash that is distributed from certain Debtors to their Debtor subsidiaries or to their Debtor parent; and allocations for taxes and corporate overhead. Any and all Intercompany Claims will be contributed, adjusted, paid, continued or discharged to the extent reasonably determined appropriate by the reorganized Debtors. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Bankruptcy Court.

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The Plan provides that the size of the Board after the Effective Date would be seven (7) directors: (a) six of whom will consist of individuals who will be nominees proposed by the Lenders, and (b) one of whom will be the Company’s Chief Executive Officer.

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As of the Confirmation Date, the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provided for (i) 200,000,000 shares of authorized New Common Stock, consisting of (a) 100,000,000 shares of new Class A common stock, par value $0.001 per share, of which approximately 3.0 million shares will be issued on or about the Effective Date and (b) 100,000,000 shares of new Class B common stock, par value $0.001 per share, of which approximately 16.6 million shares will be issued on or about the Effective Date and (ii) 50,000,000 shares of authorized new preferred stock, par value $0.001 per share, of which no shares will be issued on the Effective Date. The Company has reserved approximately 5.1 million shares of Class A common stock for future issuance under the Reorganized Company’s Equity Incentive Program.

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Approximately 25.4 million Special Warrants will be issued on or about the Effective Date among Holders of Senior Claims and General Unsecured Claims, which are distributed in accordance with the Equity Allocation Mechanism attached as Exhibit A to the Plan, and can be exercised for shares of Class B common stock on a one-for-one basis.

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Information as to the assets and liabilities of the Company as of March 31, 2010 is incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the Securities and Exchange Commission on May 7, 2010. In connection with its emergence from bankruptcy protection, the Company will be required to adopt fresh-start accounting as of the date the Company emerges from bankruptcy. When the Reorganized Company adopts fresh-start accounting, its assets and liabilities will be recorded at their fair value as of the fresh-start reporting date. The fair value of the Reorganized Company’s assets and liabilities as of that date are likely to differ materially from the recorded values of its assets and liabilities as reflected in its historical consolidated financial statements. In addition, the Reorganized Company’s adoption of fresh-start accounting is likely to materially affect its results of operations following the reporting date. Consequently, investors are cautioned that the Reorganized Company’s historical financial statements may not be reliable indicators of its financial condition and results of operations for any period after it adopts fresh-start accounting. At present, the Company is unable to confirm the impact that fresh start accounting may have on its financial condition and results of operations, although it expects the impact to be significant.

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On the Effective Date, pursuant to the Plan, the holders of claims and interests in the Chapter 11 cases will be deemed to provide a full discharge and release to the Debtors and various other parties, and their respective officers, directors, affiliates and representatives against all claims, whether known or unknown, arising from or related in any way to the Debtors, including claims in any way related to the Chapter 11 Cases or the Plan. In addition, each Debtor will be deemed to provide a full discharge and release to each other Debtor and various other parties, and their respective officers, directors, affiliates and representatives against all claims, whether known or unknown.

Forward-looking Statements

This current report on Form 8-K, as well as other statements made by the Company, may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts and leases that are critical to its operations; (iv) the potential adverse impact of the chapter 11 cases on the Company’s liquidity, results of operations and business relations; (v) the ability of the Company to execute its business plans and strategy; (vi) the ability of the Company to attract, motivate and/or retain key executives and associates; (vii) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected; and (viii) increased competition in the radio broadcasting industry. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2009. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Confirmation Order, dated May 19, 2010.

2.2	Debtors’ Second Modified Joint Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: June 1, 2010

	By:	/s/ Randy L. Taylor
Name: Randy L. Taylor
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Confirmation Order, dated May 19, 2010.

2.2	Debtors’ Second Modified Joint Plan of Reorganization